Exhibit 1.1

KANDAL M VENTURE LIMITED

UNDERWRITING AGREEMENT

[●], 2025

Dominari Securities LLC

as Representative of the several Underwriters named on Schedule B attached hereto

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned, Kandal M Venture Limited, an exempted company incorporated in the Cayman Islands with limited liability (collectively with its Subsidiaries (as hereinafter defined), including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined), the “Company”), and certain shareholders of the Company (the “Selling Shareholders”) named on Schedule A hereto hereby confirm their agreement (this “Agreement”) with Dominari Securities LLC (hereinafter referred to as the “Representative”), and with the other underwriters named on Schedule B hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) to severally issue and sell an aggregate of 2,756,250 Class A ordinary shares (the “Firm Shares”) of the Company, par value of $0.00001 per share (the “Class A Ordinary Shares”), of which 2,100,000 Class A Ordinary Shares are to be issued and sold by the Company and 656,250 Class A Ordinary Shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name on Schedule A hereto.

The Company has also granted to the Underwriters an option to purchase up to 315,000 additional Class A Ordinary Shares, on the terms and conditions for the purposes set forth in Section 3(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company and each of the Selling Shareholders, severally and not jointly, confirm its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in the Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-282786), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offering included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means 5:00 pm, Eastern Standard Time (EST), on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2025. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement and any post-effective amendment to the Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 5(b) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment to the Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of the Underwriters consists of (i) the name of the Underwriter contained on the cover page of the Registration Statement, the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Indemnification,” “Lock-up Agreements,” “Listing,” “Price Stabilization,” “Electronic Distribution,” “Selling Restrictions outside the United States, “and “Other Relationships” in each case under the caption “Underwriting” in the Registration Statement, the Pricing Prospectus, the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) the pricing terms set forth in Schedule D to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free, and clear of all Liens (as defined below under Section 1(r)) imposed by the Company. The Company has a sufficient number of authorized Class A Ordinary Shares for the issuance of the maximum number of Offered Securities issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”, and any resulting effect, a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its share capital.

(m) Independent Accountant. WWC, P.C. (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly in all material respects, except where failure to do so would not result in a Material Adverse Effect, the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or in the case of unaudited interim financial statements which are subject to normal year end audit adjustments that are not expected to be material in the aggregate. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents in all material respects, except where failure to do so would not result in a Material Adverse Effect, such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package, and the Prospectus and to enter and perform its obligations under this Agreement. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package, or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued, and outstanding shares of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Class A Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Offered Securities will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights. No further approval from Nasdaq or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association, as amended and restated or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority Inc. (“FINRA”).

(r) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary,” and collectively, the “Subsidiaries”) has been identified on Schedule F hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned or controlled directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents, as amended and restated from time to time and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such entity.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, (i) threatened against the Company or any of its Subsidiaries or (ii) have as the subject thereof any of the executive officers, directors, or key employees of the Company or any of its Subsidiaries or any of the properties owned or leased by the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company or any Subsidiary, nor to the knowledge of the Company any director or officer of the Company, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there has not been, and to the knowledge of the Company, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, each of its Subsidiaries, possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as described in (the Registration Statement), the Disclosure Package and the Prospectus, except where any lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective businesses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package, or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company.

(w) Tax Law Compliance. (i) The Company and its Subsidiaries have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or has timely and properly filed requested extensions thereof and has paid taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects. (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. (iv) All local and national governmental tax credit, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Kingdom of Cambodia.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(z) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus, and the Pricing Prospectus.

(aa) Disclosure Controls and Procedures. To the extent required, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Company’s Accounting System. To the extent required, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(ee) OFAC. (i) Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly, or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries to the best of the Company’s knowledge, any director, officer, employee or affiliate of the Company, any Subsidiary or any other person acting on behalf of the Company has, directly or indirectly, taken any action that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have a Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company, its Subsidiaries and the Company’s Board of Directors have taken all reasonably necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act, and all applicable rule of the Exchanges. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) to comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, and the rules of the listing exchanges.

(hh) Exchange Act Filing. A registration statement in respect of the Offered Securities has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period (as defined below), the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus, or shall be contained in any amendments and supplements thereof, has been made, or will be made, without a reasonable basis as reasonably determined by the Company at the moment such a statement is made or will be made, or has been disclosed or will be disclosed other than in good faith.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the Kingdom of Cambodia or the Cayman Islands to any taxing authority in connection with the issuance, sale and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters.

(mm) [Omitted.]

(nn) [Omitted.]

(oo) Directors’ and Officers’ Questionnaires (D&O Questionnaires). To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-up Agreement in the form attached hereto as Exhibit A provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (A) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(rr) EGC Status and Testing-the-Waters Communications. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (“Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(ss) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(uu) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(vv) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company or its Subsidiaries and any other person that would give rise to a valid claim against the Company or its Subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as determined by FINRA.

(ww) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their respective affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(xx) No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day immediately prior to the date that the Registration Statement was initially filed to the Commission, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and counsel to the Underwriters if it becomes aware that any such person described in (i) to (iii) under this Section 1(xx) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(yy) Operating and Other Data. All operating and other data pertaining to the Disclosure Package and the Prospectus are true and accurate in all materials respects.

(zz) Third-party Data. Any statistical, industry-related and market-related data, which are included in the Disclosure Package and the Prospectus, is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(aaa) Compliance with Environmental Laws. The Company and its Subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with applicable Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(bbb) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries is (A) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (B) in breach or violation of its respective constitutive documents, or (C) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the cases of (A) and (B) above, where any such breach, violation or default would not have a Material Adverse Effect.

(ccc) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ddd) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(eee) Representation of Officers. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(fff) Scheme or Arrangement with Shareholders. None of the Company, its Subsidiaries, or its affiliates is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. None of the Company, its Subsidiaries, or its affiliates is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(ggg) Directors’ & Officers’ Insurance (D&O Insurance). The Company agrees to purchase officers’ and directors’ insurance within 30 days after the Closing (as defined below), and shall maintain such insurance for each of the officers and directors of the Company with liability levels reasonably acceptable to the Company and the Representative in a manner consistent with the Company’s business and industry standards.

(hhh) Financial Public Relations Firm. As of the date of this Agreement, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders. The Representative acknowledges that [ ] is acceptable to the Representative.

SECTION 2. Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or bylaws or equivalent of such Selling Shareholder (if such Selling Shareholder is a company or corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such as have been obtained and made under the Securities Act, such as may be required by the Exchange Act or the rules and regulations thereunder or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Class A Ordinary Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, good and marketable title to the Class A Ordinary Shares to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Class A Ordinary Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriters have no notice of any adverse claim, the Underwriters will receive good and marketable title to the Class A Ordinary Shares purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Disclosure Package to sell its Class A Ordinary Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this Section 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement, Disclosure Package, and the Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

(h) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

SECTION 3. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. Based on the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,100,000 Firm Shares and the Selling Shareholders agree to sell to the several Underwriters an aggregate of 656,250 Firm Shares, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name on Schedule A hereto, and each Underwriter agrees to purchase, severally and not jointly, from the Company and the Selling Shareholders the Firm Shares set forth opposite their respective names on Schedule B attached hereto and made a part hereof at a purchase price (net of discounts) of $[●] per Class A Ordinary Share (93.00% of the per Firm Share public offering price).

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) business day following the Applicable Time, or at such time as shall be agreed upon by the Representative, the Company, and the Selling Shareholders at a place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative, the Company, and the Selling Shareholders. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm Shares, is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Representative may request in writing at least two business days prior to the Closing Date. If certificated, the Company and the Selling Shareholders will permit the Underwriters to examine and package the Firm Shares for delivery at least one full business day prior to the Closing Date. The Company and the Selling Shareholders shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

(c) Additional Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional 315,000 Ordinary Shares (the “Additional Shares”) (15% of the number of the Class A Ordinary sold in the Offering and exclude the 656,250 Ordinary Shares offered by the Selling Shareholders), in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is exercised at the Representative’s sole discretion.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 3(c) hereof may be exercised by the Representative no later than forty-five (45) days after the Closing Date. The purchase price to be paid per Additional Shares shall be equal to the price per Firm Share in Section 3(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may only be exercised by a formal written notice signed by authorized signature of the Representative setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Exercise Notice”). Any oral notice or email notice to the Company from the Representative shall be confirmed by the Exercise Notice via overnight mail or facsimile or other electronic transmission. The date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”) shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative’s counsel at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of the Additional Shares then being purchased as set forth in Schedule B opposite the name of such Underwriter.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

SECTION 4. Covenants of the Company.

The Company also covenants and agrees with the Underwriters as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 4(a) and Section 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule C hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it substantially in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the audit committee of the Company’s board of directors in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The Class A Ordinary Shares have been duly authorized for listing on the Nasdaq Capital Market, subject to official notice of issuance. Upon consummation of the Offering, the Company will be in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof or the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Capital Market.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Securities are offered and sold and (ii) under the rules and regulations of the FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the Offered Securities under the laws and regulations of such jurisdiction except such as have been obtained or made.

(l) Future Reports to the Underwriters. For two full years after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative pursuant to the addresses and contacts provided in Section 15 of this Agreement: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its shares.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its shareholders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s Ordinary Shares. The Company will direct the transfer agent to place stop transfer restrictions upon the Ordinary Shares of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Company Lock-Up.

(a) The Company, on behalf of the Company itself and any successor entity will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of three (3) months after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares or such other securities of the Company, in cash or otherwise.

(b) The restrictions contained in Section 4(o)(a)(i) hereof shall not apply to: (i) the Offered Securities to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of the Company under any equity compensation plan of the Company and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

(p) Right of First Refusal. The Company agrees that following the Closing of the Offering, and provided that the Offered Securities are sold in accordance with the terms of this Agreement, it shall provide Revere Securities LLC (“Revere”) the right of first refusal for a period of twelve (12) months after the Closing Date to provide investment banking services (collectively, “Future Services”), to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in Revere’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Notwithstanding the foregoing, if Revere declines to exercise its right of first refusal for any specific offering, and we complete such offering with another investment banking firm, then Revere shall not have the right of first refusal for any future offerings of the Company. Pursuant to FINRA Rule 5110, the Company shall have the right to terminate this Agreement for cause if the Underwriters materially fail to provide the services set forth in this Agreement. Additionally, in the event the Company exercises its right to terminate for cause, any obligations with respect to any payment pursuant to the Right of First Refusal shall be eliminated.

(q) Continuance of Independent Accountant. The Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the Closing. Such independent accountant shall be reasonably acceptable to the Representative. The Representative acknowledges that the Accountant, WWC, P.C., an independent registered accounting firm, is acceptable to the Representative.

SECTION 5. Covenants of the Selling Shareholders.

Each Selling Shareholder, severally and not jointly, covenants with the Underwriters as follows:

(a) No Fiduciary Duties. Such Selling Shareholder acknowledges and agrees that each Underwriter’s responsibility to such Selling Shareholder is solely contractual in nature and that the Underwriters or their affiliates or any selling agent shall not be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to such Selling Shareholder or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(b) Blue Sky Qualifications. Such Selling Shareholder shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Ordinary Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that such Selling Shareholder shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

SECTION 6. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay on the Closing Date all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, for an aggregate amount of up to $170,000, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in the Offering with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors and other due diligence expenses related to the Offering; (e) fees and expenses of the Underwriters’ Counsel; (f) the Underwriters’ due diligence expenses; and (g) the Underwriters’ “road show” expenses for the Offering. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Underwriters’ accountable expenses actually incurred in compliance with FINRA Rule 5110(g)(5)(A), including but not limited to external counsel legal costs detailed in this Section irrespective of whether the Offering is consummated or not. Any unused portion of the advances paid by the Company to the Underwriters prior to the date hereof shall be returned to the Company to the extent the Underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). Additionally, the Company has provided the advisory fee advance to the Representative of $30,000 with an additional $40,000 due three business days after the listing of the Class A Ordinary Shares on Nasdaq (together, the “Advisory Fee”). The Underwriters may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters. On the Closing Date and the Option Closing Date, if any, the Company shall pay the Representative a non-accountable expense allowance in the amount equal to 1.0% of the gross proceeds of this Offering.

SECTION 7. [Intentionally Omitted]

SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section 1 and Section 2, respectively, hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder; (3) no objections from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (4) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, as applicable, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Management Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(e) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that, to the knowledge of such individual:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(f) CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated as of such date, certifying: (i) that each of the Company’s Amended and Restated Memorandum and Articles of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ articles of association, memorandum of association or any equivalent charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; (iv) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable); (v) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (vi) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate. The certificate(s) evidencing the good standing status shall have an issuance date not more than five (5) Business Days earlier than the Closing Date and/or the Option Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the Closing Date and/or the Option Closing Date.

(g) Lock-up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, security holders of five (5%) or more of the Company’s Ordinary Shares or securities convertible into or exercisable for Ordinary Share prior to the Offering listed on Schedule E hereto.

(h) Exchange Listing. The Offered Securities to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(i) Company Counsel Opinions. On the Closing Date and/or the Option Closing Date, the Representative shall have received:

(i)	the favorable opinion of Loeb & Loeb LLP, U.S. securities counsel to the Company, dated as of such date, addressed to the Representative, including negative assurances, in form and substance reasonably satisfactory to the Representative;

(ii)	the favorable opinion of Conyers Dill & Pearman, special Cayman Islands and British Virgin Islands counsel to the Company, in form and substance reasonably satisfactory to the Representative;

(iii)	the favorable opinion of Hastings & Co., Hong Kong counsel to the Company, in form and substance reasonably satisfactory to the Representative; and

(iv)	the favorable opinion of Sok Siphana & Associates, Cambodian counsel to the Company for certain legal matters, in form and substance reasonably satisfactory to the Representative.

The Representative shall rely on the opinions of (i) the Company’s special Cayman Islands counsel, Conyers Dill & Pearman, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation and validity of the Offered Securities, and (ii) the Company’s Cambodian counsel, Sok Siphana & Associates, filed as Exhibit 99.1 to the Registration Statement.

(j) Additional Documents. On or before the Closing Date or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 10 shall at all times be effective and shall survive such termination.

SECTION 9. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 10. Indemnification.

(a) Indemnification by the Company and the Selling Shareholders. The Company shall indemnify and hold harmless each Underwriter, its respective affiliates and each of its respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information.

Each Selling Shareholder severally and not jointly, agrees to indemnify and hold harmless the Underwriter Indemnified Parties from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, any preliminary prospectus or Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) except in so far as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information and (ii) only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholders Information and, provided, further, that the aggregate liability of any Selling Shareholder pursuant to this subsection and the contribution provisions below shall be limited to an amount equal to the aggregate Public Offering Price, less underwriting discounts, of the Ordinary Shares sold by the Selling Shareholders under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”). The indemnification obligations under this Section 10(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Shareholders, and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company and the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company and Selling Shareholder Indemnified Parties” and each a “Company and Selling Shareholder Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company and/or the Selling Shareholders for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 10(b), in no event shall any indemnity by the Underwriters under this Section 10(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 10(b) are not exclusive and will be in addition to any liability, which the Company and/or the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company and Selling Shareholder Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 10(a) or 10(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such separate counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company and/or the Selling Shareholders in the case of a claim for indemnification under Section 10(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 10 is an Underwriter Indemnified Party or by the Company and/or the Selling Shareholders if an indemnified party under this Section 10 is a Company and Selling Shareholder Indemnified Party. Subject to this Section 10(c), the amount payable by an indemnifying party under Section 10 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than ninety (90) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least sixty (60) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 10(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 10(d) but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company, the Selling Shareholders, and the Underwriters with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter Information. The Company, the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 10(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person, guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by written notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in the Company’s Class A Ordinary Shares shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any New York State or U.S. federal authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Offered Securities; (iv) the Company fails or refuses to comply with the material terms or to fulfill any of the material conditions of this Agreement, or for any reason the Company shall be unable to perform its obligations under this Agreement; (v) the Company fails to comply with all the regulatory requirements under the laws of Cambodian for listing overseas; or (vi) other regulatory approval (including but not limited to Nasdaq approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Underwriters to proceed with the Offering, sale and/or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company and the Selling Shareholders to the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those reasonable, accountable and properly documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110 and contemplated herein, less any amounts previously paid by the Company, (b) the Underwriters to the Company or the Selling Shareholder, or (c) of any party hereto to any other party except that the provisions of Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 10 shall at all times be effective and shall survive such termination.

SECTION 12. No Advisory or Fiduciary Responsibility. The Company and the Selling Shareholders hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the Offering. The Company and the Selling Shareholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or the Selling Shareholders, their management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Selling Shareholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Shareholders hereby confirm their understanding and agreement to that effect. The Company and the Selling Shareholders hereby further confirm their understanding that the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company and the Selling Shareholders have consulted their own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company, the Selling Shareholders, and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company and/or the Selling Shareholders regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholders. The Company and Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Shareholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares, the Representative may in its discretion arrange for another party to purchase the Firm Shares with respect to which such default relates (the “Default Securities”) on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 13, this Agreement shall thereupon terminate, without liability on the part of the Company and the Selling Shareholders with respect thereto (except in each case as provided in Sections 6, 10, 11, 13 and 14) or the Underwriters, but nothing in this Agreement shall relieve the defaulting Underwriter or Underwriters of its or their liability, if any, to the Company and the Selling Shareholders for damages occasioned by its default hereunder.

(b) In the event that any Default Securities are to be purchased by another party or parties as aforesaid, the Underwriters, the Company, or the Selling Shareholders shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 13 with like effect as if it had originally been a party to this Agreement with respect to such Default Securities.

SECTION 14. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Selling Shareholders, or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Attention: Eric Newman, Executive Vice President, Global Head of Investment Banking

Email: enewman@dominarisecurities.com

With a copy (which shall not constitute notice) to:

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

Attention: Liang Shih, Esq.

Email: lshih@cronelawgroup.com

If to the Company:

Kandal M Venture Limited

Padachi Village, Prek Ho Commune

Takhmao Town, Kandal Province

Kingdom of Cambodia

+855-23425205

Attn: [ ]

Email: [ ]

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Attn: [ ]

Email: [ ]

If to the Selling Shareholders:

DMD Venture Limited

[Address]

Attention: [ ]

Kim Sun Chan

[Address]

Attention: Kim Sun Chan

With a copy (which shall not constitute notice) to:

[ ]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

Any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Selling Shareholders hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Selling Shareholders may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Selling Shareholders in any action, proceeding or claim. The Company, the Selling Shareholders, and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor as determined in a final judgment by a court of competent jurisdiction. The Company, the Selling Shareholders, and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Enforceability of Judgment. The Company and the Selling Shareholders agree that any final judgment against the Company or any of the Selling Shareholders for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company or the Selling Shareholders based upon this Agreement or any transaction contemplated herein and therein would be recognized and enforced, without re-examination or review of the merits of the underlying dispute by the courts of the Cayman Islands and the Kingdom of Cambodia, or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the courts of the Cayman Islands and the Kingdom of Cambodia, provided that (i) with respect to courts of the Cayman Islands and the Kingdom of Cambodia (a) such New York Court had proper jurisdiction over the parties subject to such judgment; (b) such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment is not in respect of taxes, a fine or a penalty; (e) such judgement is final, no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands and/or the Kingdom of Cambodia; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands and/or the Kingdom of Cambodia. The Company and the Selling Shareholders are not aware of any reason why the enforcement in the Cayman Islands or the Kingdom of Cambodia of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of the Cayman Islands or the Kingdom of Cambodia.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated businessperson who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Shareholders, and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the Selling Shareholders, the officers or employees of the Company and the Selling Shareholders, or any person controlling the Company or the Selling Shareholders, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

KANDAL M venture limited

By:
	Name:	Duncan Miao
	Title:	Director and chairman of the board of Directors

DMD Venture Limited

By:
Name:
Title:

Kim Sun Chan

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative on behalf of itself and as Representative of the several Underwriters named on Schedule B hereto as of the date first above written.

Dominari Securities LLC

By:
	Name:	Eric Newman
	Title:	Executive Vice President, Global Head of Investment Banking

[Signature Page – Kandal M Venture Limited Underwriting Agreement]

SCHEDULE A

Selling Shareholder	Number of Firm Shares
DMD Venture Limited	356,250
Kim Sun Chan	300,000
Total	656,250

SCHEDULE B

Underwriter	Total Number of Firm Shares to be Purchased
Dominari Securities LLC	[ ]
Revere Securities LLC	[ ]
[ ]
TOTAL	[ ]

SCHEDULE C

Issuer Free Writing Prospectus(es)

[●]

SCHEDULE D

Pricing Information

Number of Firm Shares: [2,756,250] Class A Ordinary Shares

Number of Additional Shares: [315,000] Class A Ordinary Shares

Public Offering Price per Firm Share: $[4.5]

Public Offering Price per Additional Share: $[4.5]

Underwriting Discount per one Share: 7.0% per Firm Share (or $[0.315] per share)

Underwriting Discount per one Share: 7.0% per Additional Share (or $[0.315] per share)

Non-accountable expense allowance per Firm Share: 1.0% per share (or $[●] per share)

Non-accountable expense allowance per Additional Share: 1.0% per share (or $[●] per share)

Proceeds to Company per one Firm Share (before expenses): $[●]

Proceeds to Company per one Additional Share (before expenses): $[●]

SCHEDULE E

Lock-Up Parties

Name
Mr. Duncan Miao
Mr. Ngee Woon Lim
Mr. Yi Feng Kwok
Ms. Josephine Yan Yeung
Mr. Hiu Ming Eddie Leung
Dr. Man Ying Angela Yung
DMD Venture Limited
Mr. Tai Wai David Miao

SCHEDULE F

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction
Padachi M Venture Limited	British Virgin Islands
Prospect Focus Limited	Hong Kong Special Administrative Region of the People’s Republic of China
FMF Manufacturing Co., Ltd.	Kingdom of Cambodia

EXHIBIT A

Form of Lock-up Agreement

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Dominari Securities LLC acting as the representative (the “Representative”) to the several underwriters (the “Underwriters”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Kandal M Venture Limited, a Cayman Islands exempted holding company (the “Company”), the Selling Shareholders, and the Underwriters, relating to the proposed public offering (the “Offering”) of Class A ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), of the Company.

In order to induce the Underwriters to continue their efforts in connection with the Offering, and in light of the benefits that the offering of the Ordinary Shares will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during the period beginning on and including the date of this Agreement through and including the date that is six (6) months from after the closing of the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares, now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise; or (iii) engage in any short selling of the Ordinary Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Ordinary Shares received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement;

(6) the Offering;

(7) transfers consented to, in writing by the Representative;

(8) transactions relating to Ordinary Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer; provided however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned for the term of the Lock-Up Period.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of the Ordinary Shares, or (3) the withdrawal of the Registration Statement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of Ordinary Shares Held by Signatory:

[Signature Page – Lock-up Agreement]